NEWS	FOR IMMEDIATE RELEASE

Exhibit 99.1

Media Contact:	Investor Contact:
Alyson Austin	Dan Smith
Corporate Communications	Investor Relations
714-250-6180	703-610-5410
aaustin@corelogic.com	danlsmith@corelogic.com

CORELOGIC PROVIDES 2011 GUIDANCE UPDATE AND FULL-YEAR 2012 OUTLOOK

•	Fourth-quarter and full-year results expected to exceed high end of 2011 adjusted revenue, adjusted EBITDA and adjusted EPS guidance.

•	Total cash as of December 31, 2011 of approximately $259 million, up $120 million from September 30, 2011.

•	Full-year 2012 guidance of $1,425 - $1,475 million in adjusted revenue, $335 - $360 million in adjusted EBITDA, and $0.95 - $1.05 in adjusted EPS.

Santa Ana, Calif., January 19, 2012 - CoreLogic (NYSE:CLGX), a leading provider of consumer, financial and property information, analytics and services, today provided a market update on 2011 and 2012 financial guidance.

"CoreLogic is exiting 2011 with strong momentum driven primarily by an upswing in mortgage origination volumes and successful execution of our Project 30 cost reduction plan. As a result, we expect CoreLogic to beat our previous guidance for the full year of 2011. Continued revenue growth and cost savings position CoreLogic for strong financial results in 2012,” said Anand Nallathambi, President and Chief Executive Officer.

"With approximately $259 million in cash, we are entering 2012 with significant financial flexibility," added Frank Martell, Chief Financial Officer. "We are confident that we will achieve the targeted $60 million in Project 30 cost savings in 2012. We took significant actions in the second half of 2011 that should deliver about half of our goal, and we have solid execution plans to achieve the remainder in 2012.”

2012 Financial Guidance(1)

($ in millions)	Top end of 2011 Guidance	2012 Guidance	Implied Growth
Adjusted Revenue	$1,370	$1,425 - $1,475	4 - 8%
Adjusted EBITDA	$300	$335 - $360	12 - 20%
Adjusted EPS	$0.80	$0.95 - $1.05	20 - 30%

(1) Certain information presented in this release is on an adjusted basis. For more information about the Company's adjusted results, as well as other non-GAAP financial measures used by management, please refer to the discussion on the Use of Non-GAAP Financial Measures found on page 3 of this release.

•	Expected growth in 2012 revenue reflects the impact of 2011 acquisitions and organic growth in spatial solutions and Data and Analytics segment revenues.

•	Strong growth in 2012 Adjusted EBITDA reflects the impact of significant cost savings actions under the Company's Project 30 initiative, the impact of 2011 acquisitions and organic revenue growth.

•
The company reaffirms its targeted incremental cost reductions of $60 million through Project 30 cost initiatives in 2012. Approximately half of this amount is expected to result from actions taken by the company in the second half of 2011.

Liquidity Update

•	At December 31, 2011, CoreLogic had total cash of approximately $259 million, up $120 million from September 30, 2011.

•	Total debt as of December 31, 2011, was approximately $908 million, with available capacity on the Company's credit facility of approximately $498 million.

Strategic Alternatives Review

•
As previously announced on August 29, 2011, CoreLogic's Board of Directors has created a committee of independent directors to explore a wide range of options aimed at enhancing shareholder value. This review is currently ongoing.

Fourth Quarter and Full-Year 2011 Earnings Release and Conference Call

CoreLogic expects to report its fourth quarter and full-year results after the market close on February 27, 2012. CoreLogic management will host a live webcast and conference call on Tuesday, February 28, 2012, at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-800-798-2801 for U.S./Canada participants or 617-614-6205 for international participants using Conference ID 24200512.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 54388010.

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading provider of consumer, financial and property information, analytics and services to business and government. The Company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built one of the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. The Company, headquartered in Santa Ana, Calif., has more than 5,000 employees globally. For more information visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including future revenue and earnings growth, future margin improvement and future adjusted EBITDA and EPS performance, estimated future cost savings including under Project 30 and the impact thereof; and mortgage market trends. Risk and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data which may, among other things, limit the manner in which we conduct business with our customers; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer credit industry, including the continued decline in mortgage applications, declines in the level of loans seriously delinquent and continued delays in the default cycle, the state of the securitization market, increased unemployment, and conditions in the economy generally; risks related to our international operations and the outsourcing of various business process and information technology services to third parties, including potential disruptions to services and customers and inability to achieve cost savings; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures
This press release contains certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA, adjusted EBITDA margin and adjusted pretax margin which is adjusted to exclude historical corporate expense of the spun-off businesses, net realized investment gains/losses, employee separation costs, and other adjustments. Although these exclusions represent actual losses or expenses to the Company, they may mask the periodic income and financial and operating trends associated with the Company's business. To compensate for the inherent limitations of these non-GAAP measures, the Company uses them in conjunction with the corresponding GAAP measures.

The Company is presenting these non-GAAP financial measures because the Company believes that they provide the Company's management and investors with additional insight into the operational performance of the Company relative to earlier periods. The Company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.